UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)

(913) 362-0510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2011, Layne Christensen Company ("Layne Christensen" or the "Company") terminated Eric Despain as Senior Vice President of the Company and President of the Mineral Exploration Division effective immediately.  Gernot Penzhorn, who is currently vice president of operations for the Mineral Exploration Division will assume Mr. Despain's duties.

As previously reported, the Company's on-going internal investigation has found documents and information suggesting that improper payments, which may violate the Foreign Corrupt Practices Act (the “FCPA”) and other local laws, were made over a considerable period of time, by or on behalf of, certain foreign subsidiaries of the Company to agents and other third parties interacting with government officials in certain countries in Africa. The Company has had a long-standing published policy requiring compliance with the FCPA, and has taken or is in the process of implementing a number of actions to enhance compliance with the FCPA and related books and records requirements, and to provide further assurance that potential FCPA compliance issues are appropriately identified, reported and evaluated in the future, which actions were discussed in more detail in Item 9A. Controls and Procedures in the Company's Form 10-K for the fiscal year ended January 31, 2011.  The Company believes that its continuing efforts to enhance compliance with the FCPA by the employees of the Mineral Exploration Division will benefit from this change in leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date:	August 29, 2011	By:	/s/ A. B. Schmitt
Andrew B. Schmitt, President

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